UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2005

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On September 7, 2004, November 22, 2004 and March 31, 2005, Eliot Spitzer, the Attorney General of the State of New York, served us with requests for information in the form of subpoenas duces tecum in connection with an industry-wide investigation of the relationship between music companies and radio stations, including the use of independent promoters and accounting for any such payments. The investigation was pursuant to New York Executive Law §63(12) and New York General Business Law §349, both of which are consumer fraud statutes. On November 22, 2005, we reached a settlement with the Attorney General in connection with this investigation. As part of such settlement, we agreed to make $5 million in charitable payments and to abide by a list of permissible and impermissible promotional activities. A copy of the Assurance of Discontinuance between us and the Attorney General is attached as Exhibit 99.1 hereto. On July 25, 2005, Sony BMG Music Entertainment (“Sony BMG”) reached a settlement with the Attorney General in connection with the same industry-wide investigation. Subsequent to the settlement by Sony BMG, TSR Records, an independent label, filed an antitrust suit against Sony BMG alleging that the label’s radio promotion activities are anticompetitive. While it is too soon to predict the impact of this recent development on us, any litigation we may become involved in as a result of our settlement with the Attorney General, regardless of the merits of any claim, could be costly and would divert the time and resources of management.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Assurance of Discontinuance dated November 22, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date:	November 23, 2005	By:	/S/ MICHAEL D. FLEISHER
Michael D. Fleisher Chief Financial Officer

WMG Acquisition Corp.

Date:	November 23, 2005	By:	/S/ MICHAEL D. FLEISHER
Michael D. Fleisher Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Assurance of Discontinuance dated November 22, 2005.

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